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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Registration Statements No. 333-73096 and No. 333-73094 on Forms S-8 of Scient, Inc. (formerly known as iXL Enterprises, Inc.) of our report dated February 12, 2001, except as to Note 2 which is as of August 23, 2001, which appears in this Annual Report on Form 10-K of Scient, Inc. and subsidiaries for the year ended December 31, 2001.


PricewaterhouseCoopers LLP

Atlanta, Georgia
April 12, 2002